EXHIBIT 24.2


                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that D. Wendell Butler constitutes and appoints C. Sean Childers and Robert M. Martin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement of Hometown Community Bancshares, Inc. (File No. 333-118982), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

November 3, 2004                          /s/ D. Wendell Butler
                                          -----------------------------
                                          D. Wendell Butler